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                                                                   EXHIBIT 10.31

                         HUTTIG BUILDING PRODUCTS, INC.
                           CHANGE OF CONTROL AGREEMENT

     AGREEMENT by and between HUTTIG BUILDING PRODUCTS, INC., a Delaware corporation (the "Company"), and ______________ (the "Employee"), dated November 19, 2002.

     The Board of Directors of the Company (the "Board"), on the advice of its Organization and Compensation Committee, has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication of the Employee as ____________________________ of the Company, notwithstanding the possibility, threat, or occurrence of a Change of Control (as defined below) of the Company. The Board believes it is imperative to diminish the inevitable distraction of the Employee by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control, to encourage the Employee's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to provide the Employee with compensation arrangements upon a Change of Control which provide the Employee with individual financial security and which are competitive with those of other corporations and, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement. This Agreement shall generally become effective on the Effective Date, provided that the covenants contained in Section 10 of this Agreement shall be effective immediately upon execution of this Agreement.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

     1. Certain Definitions.

         (a) The "Effective Date" shall be the first date during the "Change of Control Period" (as defined in Section 1(b)) on which a Change of Control occurs. Anything in this Agreement to the contrary notwithstanding, if the Employee's employment with the Company is terminated prior to the date on which a Change of Control occurs, and it is reasonably demonstrated that such termination (1) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (2) otherwise arose in connection with or anticipation of a Change of Control, then for all purposes of this Agreement the "Effective Date" shall mean the date immediately prior to the date of such termination.

         (b) The "Change of Control Period" is the period commencing on the date hereof and ending on the earlier to occur of (i) the third anniversary of such date or (ii) the first day of the month next following the Employee's normal retirement date ("Normal Retirement Date") under the Huttig Building Products, Inc. Savings & Investment Plan, or any successor retirement plan (the "Retirement Plan"); provided, however, that commencing on the date one year after the date hereof, and on each annual anniversary of such date (such date and each annual anniversary thereof is hereinafter referred to as the "Renewal Date"), the Change of Control Period shall be automatically extended so as to terminate on the earlier of (x) three years from such Renewal Date or (y) the first day of the month coinciding with or next following the Employee's Normal Retirement Date, unless at least 60 days prior to the Renewal Date the Company shall give notice that the Change of Control Period shall not be so extended.

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     2. Change of Control. For the purpose of this Agreement, a "Change of
Control" shall mean:

             (i) The acquisition, other than from the Company, by any individual, entity or group (within themeaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by the Company or any of its subsidiaries, by The Rugby Group Ltd. or any direct transferee from The Rugby Group Ltd., or any employee benefit plan (or related trust) of the Company or its subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by substantially the same individuals and entities who were the beneficial owners, respectively, of the common stock and voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, as the case may be; or

             (ii) Individuals who, as of the date hereof, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company; or

             (iii) Approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which substantially the same individuals and entities who were the respective beneficial owners of the common stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or a complete liquidation or dissolution of the Company or of the sale or other disposition of all or substantially all of the assets of the Company.

     3. Employment Period. The Company hereby agrees to continue the Employee in its employ, and the Employee hereby agrees to remain in the employ of the Company, for the period commencing on the Effective Date and ending on the earlier to occur of (a) the third anniversary of such date or (b) the first day of the month coinciding with or next following the Employee's Normal Retirement Date (the "Employment Period").

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     4. Terms of Employment.

         (a) Position and Duties. During the Employment Period, and excluding any periods of vacation and sick leave to which the Employee is entitled, the Employee agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Employee hereunder, to use the Employee's reasonable best efforts to perform faithfully and efficiently such responsibilities. It is expressly understood and agreed that to the extent that any outside activities have been conducted by the Employee prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Employee's responsibilities to the Company.

         (b) Compensation.

             (i) Base Salary. During the Employment Period, the Employee shall receive an annual base salary ("Base Salary") at a rate at least equal to twelve times the highest monthly base salary paid or payable to the Employee by the Company during the twelve-month period immediately preceding the month in which the Effective Date occurs. During the Employment Period, the Base Salary shall be reviewed at least annually and shall be increased at any time and from time to time as shall be substantially consistent with increases in base salary awarded in the ordinary course of business to other key employees of the Company and its subsidiaries. Any increase in Base Salary shall not serve to limit or reduce any other obligation to the Employee under this Agreement. Base Salary shall not be reduced after any such increase.

             (ii) Annual Bonus. In addition to Base Salary, the Employee shall be eligible (but not entitled) to receive, for each fiscal year during the Employment Period, an annual bonus (an "Annual Bonus") (either pursuant to any incentive compensation plan maintained by the Company or otherwise) in cash on the same basis as in the fiscal year immediately preceding the fiscal year in which the Effective Date occurs or, if more favorable to the Employee, on the same basis as awarded at any time thereafter to other key employees of the Company and its subsidiaries.

             (iii) Incentive, Savings and Retirement Plans. In addition to Base Salary and Annual Bonus payable as hereinabove provided, the Employee shall be entitled to participate during the Employment Period in all incentive, savings and retirement plans, practices, policies and programs applicable to other key employees of the Company and its subsidiaries.

     Such plans, practices, policies and programs, in the aggregate, shall provide the Employee with compensation, benefits and reward opportunities at least as favorable in the aggregate as the most favorable of such compensation, benefits and reward opportunities provided by the Company for the Employee under such plans, practices, policies and programs as in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Employee, as provided at any time thereafter with respect to other key employees of the Company and its subsidiaries.

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            (iv) Welfare Benefit Plans. During the Employment Period, the
Employee and/or the Employee's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its subsidiaries (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs), at least as favorable as the most favorable of such plans, practices, policies and programs in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Employee and/or the Employee's family, as in effect at any time thereafter with respect to other key employees of the Company and its subsidiaries.

             (v) Expenses. During the Employment Period, the Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Employee in accordance with the most favorable policies, practices and procedures of the Company and its subsidiaries in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Employee, as in effect at any time thereafter with respect to other key employees of the Company and its subsidiaries.

             (vi) Fringe Benefits. During the Employment Period, the Employee shall be entitled to fringe benefits, including use of an automobile and payment of related expenses, in accordance with the most favorable plans, practices, programs and policies of the Company and its subsidiaries in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Employee, as in effect at any time thereafter with respect to other key employees of the Company and its subsidiaries.

             (vii) Office and Support Staff. During the Employment Period, the Employee shall be entitled to an office or offices of a size and with furnishings and other appointments, and to secretarial and other assistance, at least equal to the most favorable of the foregoing provided to the Employee by the Company and its subsidiaries at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Employee, as provided at any time thereafter with respect to other key employees of the Company and its subsidiaries.

             (viii) Vacation. During the Employment Period, the Employee shall be entitled to paid vacation in accordance with the most favorable plans, policies, programs and practices of the Company and its subsidiaries as in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Employee, as in effect at any time thereafter with respect to other key employees of the Company and its subsidiaries.

     5. Termination.

         (a) Death or Disability. This Agreement shall terminate automatically upon the Employee's death. If the Company determines in good faith that the Disability of the Employee has occurred (pursuant to the definition of "Disability" set forth below), it may give to the Employee written notice (given in accordance with Section 12(b) hereof) of its intention to terminate the Employee's employment. In such event, the Employee's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Employee

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(the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Employee shall not have returned to full-time performance of the Employee's duties. For purposes of this Agreement, "Disability" means disability which, at least 26 weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Employee or the Employee's legal representative (such agreement as to acceptability not to be withheld unreasonably).

         (b) Cause. The Company may terminate the Employee's employment for "Cause." For purposes of this Agreement, "Cause" shall constitute either (i) personal dishonesty or breach of fiduciary duty involving personal profit at the expense of the Company; (ii) repeated violations by the Employee of the Employee's obligations under Section 4(a) of this Agreement which are demonstrably willful and deliberate on the Employee's part and which are not remedied in a reasonable period of time after receipt of written notice from the Company; (iii) the commission of a criminal act related to the performance of duties, or the furnishing of proprietary confidential information about the Company to a competitor, or potential competitor, or third party whose interests are adverse to those of the Company; (iv) habitual intoxication by alcohol or drugs during work hours; or (v) conviction of a felony.

         (c) Good Reason. The Employee's employment may be terminated by the Employee for Good Reason. For purposes of this Agreement, "Good Reason" means:

             (i) any failure by the Company to comply with any of the provisions of Section 4(b) of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Employee;

             (ii) any purported termination by the Company of the Employee's employment otherwise than as expressly permitted by this Agreement; or

             (iii) any failure by the Company to comply with and satisfy Section 11(c) of this Agreement.

     For purposes of this Section 5(c), any good faith determination of "Good Reason" made by the Employee shall be conclusive.

         (d) Notice of Termination. Any termination by the Company for Cause or by the Employee for Good Reason shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 12(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than fifteen (15) days after the giving of such notice). The failure by the Employee to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason shall not waive any right of the Employee hereunder or preclude the Employee from asserting such fact or circumstance in enforcing his rights hereunder.

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         (e) Date of Termination. "Date of Termination" means the date of receipt of the Notice of Termination or any later date specified therein, as the case may be; provided, however, that (i) if the Employee's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Employee of such termination and (ii) if the Employee's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Employee or the Disability Effective Date, as the case may be.

     6.   Obligations of the Company upon Termination.

         (a) Death. If the Employee's employment is terminated by reason of the Employee's death, this Agreement shall terminate without further obligations to the Employee's legal representatives under this Agreement, other than those obligations accrued or earned and vested (if applicable) by the Employee as of the Date of Termination, including, for this purpose (i) the Employee's full annual Base Salary through the Date of Termination at the rate in effect on the Date of Termination or, if higher, at the highest annual rate in effect at any time from the 90-day period preceding the Effective Date through the Date of Termination (the "Highest Base Salary"), (ii) the product of the Annual Bonus paid to the Employee for the last full fiscal year and a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365 and (iii) any compensation previously deferred by the Employee (together with accrued interest thereon, if any) and not yet paid by the Company and any accrued vacation pay not yet paid by the Company (such amounts specified in clauses (i), (ii) and (iii) are hereinafter referred to as "Accrued Obligations"). All such Accrued Obligations shall be paid to the Employee's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. Anything in this Agreement to the contrary notwithstanding, the Employee's family shall be entitled to receive benefits at least equal to the most favorable benefits provided by the Company and any of its subsidiaries to surviving families of employees of the Company and such subsidiaries under such plans, programs, practices and policies relating to family death benefits, if any, in accordance with the most favorable plans, programs, practices and policies of the Company and its subsidiaries in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Employee and/or the Employee's family, as in effect on the date of the Employee's death with respect to other key employees of the Company and its subsidiaries and their families.

         (b) Disability. If the Employee's employment is terminated by reason of the Employee's Disability, this Agreement shall terminate without further obligations to the Employee, other than those obligations accrued or earned and vested (if applicable) by the Employee as of the Date of Termination, including for this purpose, all Accrued Obligations. All such Accrued Obligations shall be paid to the Employee in a lump sum in cash within 30 days of the Date of Termination. Anything in this Agreement to the contrary notwithstanding, the Employee shall be entitled after the Disability Effective Date to receive disability and other benefits at least equal to the most favorable of those provided by the Company and its subsidiaries to disabled employees and/or their families in accordance with such plans, programs, practices and policies of the Company and its subsidiaries in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Employee and/or

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the Employee's family, as in effect at any time thereafter with respect to other key employees of the Company and its subsidiaries and their families.

         (c) Cause; Other than for Good Reason. If the Employee's employment shall be terminated for Cause, this Agreement shall terminate without further obligations to the Employee other than the obligation to pay to the Employee the Highest Base Salary through the Date of Termination plus the amount of any compensation previously deferred by the Employee (together with accrued interest thereon, if any). If the Employee terminates employment other than for Good Reason, this Agreement shall terminate without further obligations to the Employee, other than those obligations accrued or earned and vested (if applicable) by the Employee through the Date of Termination, including for this purpose, all Accrued Obligations. All such Accrued Obligations shall be paid to the Employee in a lump sum in cash within 30 days of the Date of Termination.

         (d) Good Reason; Other Than for Cause or Disability. If, during the Employment Period, the Company shall terminate the Employee's employment other than for Cause, Disability, or death or if the Employee shall terminate his employment for Good Reason:

             (i) the Company shall pay to the Employee in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

                 A. to the extent not theretofore paid, the Employee's Highest Base Salary through the Date of Termination; and

                 B. the product of (x) the greater of the Annual Bonus paid or payable (annualized for any fiscal year consisting of less than twelve full months or for which the Employee has been employed for less than twelve full months) to the Employee for the most recently completed fiscal year during the Employment Period, if any, or the average bonus (annualized for any fiscal year consisting of less than twelve full months or with respect to which the Employee has been employed by the Company for less than twelve full months) paid or payable to the Employee by the Company and its affiliated companies in respect of the three fiscal years immediately preceding the fiscal year in which the Effective Date occurs (the "Average Annual Bonus"), such greater amount being hereafter referred to as the "Highest Annual Bonus," and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365;

                 C. the product of (x) two and (y) the sum of (i) the Highest Base Salary and (ii) the Average Annual Bonus; and

                 D. in the case of compensation previously deferred by the Employee, all amounts previously deferred (together with accrued interest thereon, if any) and not yet paid by the Company, and any accrued vacation pay not yet paid by the Company; and

             (ii) for two years after the Date of Termination, or such longer period as any plan, program, practice or policy may provide, the Company shall continue benefits to the Employee and/or the Employee's family at least equal to those which would have been provided to them as if the Employee's employment had not been terminated, in accordance with the most

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favorable employee welfare benefit plans (as such term is defined in Section
3(1) of the Employee Retirement Income Security Act of 1974, as amended) of the Company and its subsidiaries (including health insurance and life insurance) during the 90-day period immediately preceding the Effective Date or, if more favorable to the Employee, as in effect at any time thereafter with respect to other key employees and their families, and for purposes of eligibility for retiree benefits pursuant to such employee welfare benefit plans, the Employee shall be considered to have remained employed for such two-year period and to have retired on the last day of such period.

     7. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Employee's continuing or future participation in any benefit, bonus, incentive or other plans, programs, policies or practices, provided by the Company or any of its subsidiaries and for which the Employee may qualify, nor shall anything herein limit or otherwise affect such rights as the Employee may have under any stock option, restricted stock, stock appreciation right, or other agreements with the Company or any of its subsidiaries. Amounts which are vested benefits or which the Employee is otherwise entitled to receive under any plan, policy, practice or program of the Company or any of its subsidiaries at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program provided, however, that in the event the terms of any such plan, policy, practice or program concerning the payment of benefits thereunder shall conflict with any provision of this Agreement, the terms of this Agreement shall take precedence but only if and to the extent the payment would not adversely affect the tax exempt status (if applicable) of any such plan, policy, practice or program and only if the employee agrees in writing that such payment shall be in lieu of any corresponding payment from such plan, policy, practice or program.

     8. Full Settlement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Employee or others. In no event shall the Employee be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Employee under any of the provisions of this Agreement. The Company agrees to pay, to the full extent permitted by law, all legal fees and expenses which the Employee may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Employee about the amount of any payment pursuant to Section 9 of this Agreement), plus in each case interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Internal Revenue Code of 1986, as amended (the "Code").

     9. Certain Limitations on Payments by the Company. Notwithstanding any other provision of this Agreement to the contrary, if tax counsel selected by the Company and reasonably acceptable to the Employee determines that any portion of any payment under this Agreement would constitute an "excess parachute payment" under Section 280G of the Internal Revenue Code, then the payments to be made to the Employee under this Agreement shall be reduced (but not below zero) such that the value of the aggregate payments that the Employee is entitled to receive under this Agreement and any other agreement or plan or program of the


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Company shall be one dollar ($1) less than the maximum amount of payments which the Employee may receive without becoming subject to the tax imposed by Section 4999 of the Internal Revenue Code.

     10. Certain Employee Covenants.

         (a) Confidential Information. The Employee shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its subsidiaries, and their respective businesses, which shall have been obtained by the Employee during the Employee's employment by the Company or any of its subsidiaries and which shall not be or become public knowledge (other than by acts by the Employee or his representatives in violation of this Agreement). After termination of the Employee's employment with the Company, the Employee shall not, without the prior written consent of the Company, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this subsection (a) constitute a basis for deferring or withholding any amounts otherwise payable to the Employee under this Agreement.

         (b) Covenant Not To Compete. At all times during the Employee's employment by the Company or any of its subsidiaries and for one year following termination of the Employee's employment, the Employee shall not, unless acting with the prior written consent of the Company, directly or indirectly (i) own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing or control of, or be associated as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with, or use or permit his name to be used in connection with, any profit or not-for-profit business or enterprise which at any time during such period designs, manufactures, assembles, sells, distributes or provides products (or related services) in competition with those designed, manufactured, assembled, sold, distributed or provided, or under active development, by the Company (including all future developments in and improvements on such products and services) in any part of the world; (ii) offer or provide employment to, interfere with or attempt to entice away from the Company, either on a full-time or part-time or consulting basis, any person who then currently is, or who within one year prior thereto had been, employed by the Company; or (iii) directly or indirectly, solicit the business of, or do business with, any customer, supplier, or prospective customer or supplier of the Company with whom the Employee had direct or indirect contact or about whom the Employee may have acquired any knowledge while employed by the Company; provided, however, that this provision shall not be construed to prohibit the ownership by the Employee of not more than 2% of any class of securities of any corporation which is engaged in any of the foregoing businesses that has a class of securities registered pursuant to the Securities Exchange Act of 1934. If the Employee's spouse engages in any of the restricted activities set forth in the preceding sentence, the Employee shall be deemed to have indirectly engaged in such activities in violation of this covenant. This provision shall be extended at the option of the Company, for a period of time equal to all periods during which the Employee is in violation of the foregoing covenant not to compete and to extend the covenant not to compete to run from the date any injunction may be issued against the Employee, should that occur, to enable the Company to receive the full benefit of the covenant not to compete agreed to herein by the Employee.


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         (c) Rights and Remedies Upon Breach. It is recognized that the services to be rendered under this Agreement by the Employee are special, unique and of extraordinary character. If the Employee breaches, or threatens to commit a breach of, any of the provisions of Section 10(a) or 10(b) (the "Covenants"), then the Company and/or any of its affiliates shall have the following rights and remedies, each of which shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity:

               (i) Specific Performance. The right and remedy to have the Covenants specifically enforced by any court having equity jurisdiction, including obtaining an injunction to prevent any continuing violation thereof, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will be difficult to ascertain and will not provide adequate remedy to the Company.

               (ii) Severability of Covenants. If any of the Covenants, or any part thereof, are hereafter construed to be invalid or unenforceable in any jurisdiction, the same shall not affect the remainder of the Covenants or the enforceability thereof in any other jurisdiction, which shall be given full effect, without regard to the invalidity or unenforceability in such other jurisdiction.

               (iii) Blue-Pencilling. If any of the Covenants, or any part thereof, are held to be unenforceable because of the duration of such provision or the geographical scope covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration or geographical scope of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced; provided, however, that the determination of such court shall not affect the enforceability of the Covenants in any other jurisdiction.

         (d) Assignability. The Employee specifically acknowledges and agrees that in the event the Company should undergo any change in ownership or change in structure or control, or should the Company transfer some or all of its assets to another entity, the Covenants contained herein and the right to enforce the Covenants may be assigned by the Company to any company, business, partnership, individual or entity, and that the Employee will continue to remain bound by the Covenants.

     11. Successors.

         (a) This Agreement is personal to the Employee and without the prior written consent of the Company shall not be assignable by the Employee otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Employee's legal representatives.


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         (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

         (c) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

     12. Miscellaneous.

         (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force and effect.

         (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

             If to the Employee:

             ___________________
             ___________________
             ___________________


             If to the Company:

             Huttig Building Products, Inc.
             555 Maryville University Dr.
             St. Louis, MO  63141
             Attention: Secretary

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

         (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         (d) The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.


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

         (e) The Employee's failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision thereof.

         (f) This Agreement contains the entire understanding of the Company and the Employee with respect to the subject matter hereof. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

         (g) The Employee and the Company acknowledge that the employment of the Employee by the Company is "at will," and, prior to the Effective Date, may be terminated by either the Employee or the Company at any time. Upon a termination of the Employee's employment or prior to the Effective Date, there shall be no further rights under this Agreement.

         IN WITNESS WHEREOF, the Employee has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.


                                    EMPLOYEE


                                    ________________________________________
                                    [Print name]


                                    HUTTIG BUILDING PRODUCTS, INC.


                                    By:_____________________________________
                                                  Barry J. Kulpa
                                       President and Chief Executive Officer


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